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                                                                EXHIBIT 23.11


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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The Board of Directors
Long Island Bancorp, Inc.:

We consent to the incorporation by reference in Amendment No. 1 to the registration statement on Form S-4 of Astoria Financial Corporation of our report dated October 21, 1997, related to the consolidated statements of financial condition of Long Island Bancorp, Inc. and subsidiary as of September 30, 1997 and 1996 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 1997, which report is included in the 1997 Annual Report to Stockholders of Long Island Bancorp, Inc. and has been incorporated by reference in the September 30, 1997 Annual Report on Form 10-K of Long Island Bancorp, Inc., and the reference of our firm under the heading "Experts" in the registration statement.


                                                /s/ KPMG Peat Marwick LLP

                                                KPMG PEAT MARWICK LLP


Jericho, New York
July 10, 1998